UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

CIVITAS SOLUTIONS, INC.

(NATIONAL MENTOR HOLDINGS, INC., AS SUCCESSOR TO CIVITAS SOLUTIONS, INC.)

Delaware	001-36623	65-1309110
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices) (Zip Code)

(617) 790-4800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on March 8, 2019 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 18, 2018 (the “Merger Agreement”), by and among Civitas Solutions, Inc. (“Civitas”), Celtic Intermediate Corp., an affiliate of Centerbridge Partners, L.P. (“Parent”), and Celtic Tier II Corp., a wholly-owned subsidiary of Parent (“Merger Sub”).

Also on March 8, 2019, in connection with the Merger (as defined below) and as a result of a series of subsequent transactions (the “Subsequent Mergers”), National Mentor Holdings, Inc. (“NMH”) became a direct, wholly-owned subsidiary of Parent and successor to Civitas. NMH, as successor to Civitas, has caused this Current Report on Form 8-K to be signed on its behalf by the undersigned duly authorized person. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Completion of the Merger

On March 8, 2019 (the “Closing Date”), Civitas completed its previously announced merger (the “Merger”) with Parent and Merger Sub. As provided in the Merger Agreement, Merger Sub was merged with and into Civitas, with Civitas surviving the Merger as a wholly-owned subsidiary of Parent.

As a result of the Merger, each share of Civitas common stock, par value $0.01 per share, outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Civitas common stock held by Civitas as treasury shares, or shares owned by Parent or Merger Sub or any of their or Civitas’ subsidiaries) were automatically cancelled and converted into the right to receive $17.75 per share in cash, without interest (the “Per Share Price”).

At the Effective Time, each option for a share of Civitas common stock (an “Option”), whether vested or unvested, was cancelled and converted into a right to receive an amount in cash, without interest, equal to (1) the Per Share Price minus the exercise price per share attributable to such Option multiplied by (2) the total number of shares of Civitas common stock issuable upon exercise in full of such Option. The consideration for Options granted prior to December 7, 2018 became payable on the Closing Date and the consideration for Options granted on or after December 7, 2018 will vest and be payable at the same time as such Option would have vested pursuant to its terms. Each Option with an exercise price greater than $17.75 was cancelled on the Closing Date without payment.

At the Effective Time, each time-based restricted stock unit (“RSU”), whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to (1) the Per Share Price multiplied by (2) the total number of shares of Civitas common stock subject to such RSU. For each RSU granted prior to December 7, 2018, 50% of the consideration for such RSU became payable on the Closing Date and the remaining 50% will generally vest and be payable in accordance with the terms of the RSU, subject to the holder’s continued service with Parent or an affiliate of Parent (including NMH or an NMH subsidiary) through the applicable vesting dates (or, if earlier than the applicable vesting dates, the amounts will generally be paid in two equal installments on the first and second anniversaries of the Closing Date). For each RSU granted on or after December 7, 2018, the consideration for such RSU will, subject to the holder’s continued service with Parent or an affiliate of Parent (including NMH or an NMH subsidiary) through the applicable vesting dates, vest and be payable in accordance with the terms of the RSU, with no less than 50% vesting and payable on the first anniversary of the Closing Date and any remaining unvested portion vesting and payable on the second anniversary of the Closing Date.

At the Effective Time (i) certain performance-based restricted stock units (“PSUs”) outstanding immediately prior to the Effective Time, whether vested or unvested, were cancelled for no consideration, (ii) PSUs granted on December 8, 2017 or March 9, 2018 outstanding immediately prior to the Effective Time, whether vested or unvested, were cancelled and became a right to receive an amount in cash, without interest, equal to (x) the Per Share Price multiplied by (y) the total number of shares of Civitas common stock subject to such PSU, with the performance-

based vesting conditions deemed achieved based on actual performance during the applicable performance period, which was shortened to end on the date immediately prior to the Closing Date and which were determined to be achieved at the maximum payout level (i.e., 200% of target), and which amount became payable on the Closing Date, and (iii) PSUs granted on or after December 7, 2018 outstanding immediately prior to the Effective Time, whether vested or unvested, were cancelled and became a right to receive an amount in cash, without interest, equal to (x) the Per Share Price multiplied by (y) the total number of shares of Civitas common stock subject to such PSU, with any performance-based vesting conditions deemed achieved at target. The consideration in respect of PSUs granted on or after December 7, 2018 will be subject to the same payment terms, conditions and schedule as for the RSUs granted on or after December 7, 2018 (as described in the immediately preceding paragraph).

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Civitas’ Current Report on Form 8-K filed by Civitas with the U.S. Securities and Exchange Commission (the “Commission”) on December 19, 2018, and as described in the definitive proxy statement filed by Civitas with the Commission on February 14, 2019 (the “Proxy Statement”), the terms of which are incorporated herein by reference.

Repayment of Credit Facility

In connection with the completion of the Merger, on the Closing Date, Civitas repaid in full and terminated its Credit Agreement, dated as of January 31, 2014, among, inter alia, NMH, as borrower, Barclays Bank PLC, as administrative agent, and the various lenders thereunder (as amended, the “Credit Agreement”). The material terms of the Credit Agreement are described in Note 5 to Civitas’ condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018. Such description is hereby incorporated into this report by reference.

The total amount of funds required to complete the Merger and related transactions and pay related fees and expenses was approximately $1.5 billion, which was funded through a combination of equity contributions from funds associated with Centerbridge Partners L.P. and other co-investors, as well as proceeds from debt financing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 8, 2019, Civitas notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. As a result, trading in shares of Civitas common stock on the NYSE has been suspended and the NYSE has filed with the Commission an application on Form 25 to remove shares of Civitas common stock from listing on the NYSE. NMH, as successor to Civitas, intends to file a certification on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Upon the closing of the Merger on March 8, 2019, a change in control of Civitas occurred, and Civitas became a wholly-owned subsidiary of Parent, as described in Item 2.01 of this Current Report on Form 8-K, which Item 2.01 is incorporated herein by reference. Thereafter, as a result of the Subsequent Mergers on March 8, 2019, NMH became the successor by merger to Civitas, as described in the Introductory Note, which is also incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Bruce F. Nardella, Chris Durbin, James Elrod, Jr., Patrick M. Gray, Pamela Lenehan, Robert L. Rosner, Gregory Roth, Guy Sansone and Mary Ann Tocio resigned from his or her respective position as a member of the Civitas board of directors, and any committees thereof, effective at the Effective Time. Jeremy Gelber and Miriam Tawil were elected to the Civitas board of directors effective as of the Effective Time and such individuals now comprise the NMH board of directors.

The officers of Civitas immediately prior to the Effective Time continued as officers of Civitas immediately following the Effective Time and are the officers of NMH.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, pursuant to the Merger Agreement, the amended and restated certificate of incorporation of Civitas was amended and restated in its entirety as set forth in Exhibit 3.1 hereto and the bylaws of Merger Sub became the bylaws of Civitas as set forth in Exhibit 3.2 hereto. In connection with the Subsequent Mergers, such certificate of incorporation and bylaws became the certificate of incorporation and bylaws of NMH.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 7, 2019, Civitas held a special meeting of stockholders (the “Special Meeting”) to consider and vote upon several matters in connection with the proposed acquisition of Civitas by Parent by way of the Merger pursuant to Merger Agreement. A total of 36,307,002 shares of Civitas’ common stock were entitled to vote as of the close of business on February 11, 2019, the record date for the Special Meeting, of which a quorum of 31,077,682 shares was present in person or represented by proxy at the Special Meeting. At this Special Meeting, holders of Civitas common stock were requested to vote upon: (1) the adoption of the Merger Agreement (the “Merger Proposal”), and (2) the approval, on an advisory and non-binding basis, of specified compensation that may become payable to the Civitas’ named executive officers in connection with the Merger (the “Compensation Proposal”). As there were sufficient affirmative stockholder votes at the time of the Special Meeting to approve the Merger Proposal, the proposal to approve one or more adjournments of the Special Meeting, if necessary and to the extent permitted by the Merger Agreement, to solicit additional proxies if Civitas had not obtained sufficient affirmative stockholder votes at the time of the Special Meeting was rendered moot and was not submitted for a vote. The following actions were taken by Civitas’ stockholders with respect to each of the foregoing items presented for a vote at the Special Meeting:

Proposal 1. Civitas’ stockholders approved the Merger Proposal. The table below sets forth the voting results.

Proposal	Votes For	Votes Against	Abstentions
Approval of the Merger Proposal	30,988,042	5,807	83,833

Proposal 2. Civitas’ stockholders approved the Compensation Proposal. The table below sets forth the voting results.

Proposal	Votes For	Votes Against	Abstentions
Approval, on an advisory and non-binding basis, of specified compensation that may become payable to Civitas’ named executive officers in connection with the Merger	30,414,755	571,334	91,593

Item 8.01	Other Events.

On March 7, 2019, Civitas issued a press release announcing the results of the Special Meeting and on March 8, 2019, Civitas issued a joint press release with Centerbridge Partners, L.P. announcing the completion of the Merger, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are included with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 18, 2018, by and among Civitas, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to Civitas’ Current Report on Form 8-K filed with the Commission on December 19, 2018)*

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press release of Civitas, dated as of March 7, 2019

99.2	Joint press release of Civitas and Centerbridge Partners, L.P., dated as of March 8, 2019

*

Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. NMH hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Commission; provided, however, that NMH may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2019

National Mentor Holdings, Inc. (as successor to Civitas Solutions, Inc.)

By:	/s/ Bruce F. Nardella
Name: Bruce F. Nardella
Title: President